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                                                                 EXHIBIT 5.1







                    [Wilmer, Cutler & Pickering Letterhead]




                                 June 20, 1997



Donaldson, Lufkin & Jenrette, Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

                  We have acted as counsel in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by Donaldson, Lufkin & Jenrette, Inc. (the "Company") from time to time of up to $1,000,000,000 aggregate principal amount of senior and subordinated debt securities (the "Debt Securities"). The senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Indenture") between the Company and a Trustee party to the Senior Indenture. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and a Trustee party to the Subordinated Indenture. Each of the Trustee under the Senior Indenture and the Trustee under the Subordinated Indenture is referred to herein individually as a "Trustee," and the Senior Indenture and Subordinated Indenture are referred to herein collectively as the "Indentures".




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Donaldson, Lufkin & Jenrette, Inc.
June 20, 1997

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                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

                  On the basis of the foregoing, we are of the opinion that:

                  When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the Trustee and the Company, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as
(a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Debt Security and duly authorized the issuance and sale of such Debt Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Security. We have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

                  This opinion is based as to matters of law solely on applicable provisions of (i) the General Corporation Law of the State of Delaware, as amended, (ii) New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), and (iii) federal statutes and regulations, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations. We are licensed to practice law in the District of Columbia and do not hold ourselves out as beings experts in the laws of any other jurisdiction. Although we do not hold ourselves out as being experts in the laws of any other jurisdiction, we have made such investigation of the laws of the



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Donaldson, Lufkin & Jenrette, Inc.
June 20, 1997

                                     - 3 -



States of Delaware and New York as we deemed necessary to express the opinions set forth herein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                Very truly yours,

                                WILMER, CUTLER & PICKERING



                                By:     /s/ Russell J. Bruemmer
                                        -------------------------------
                                         Russell J. Bruemmer, a partner